                               NETRIX CORPORATION

                         1991 RESTATED STOCK OPTION PLAN


            1. PURPOSE. This 1991 Restated Stock Option Plan (the "Plan") is intended to provide incentives to the officers, other employees, consultants and Directors of Netrix Corporation (the "Company") and any present or future subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder ("Options"). As used herein the term "subsidiary" has the meaning assigned to it in Section 424 of the United States Internal Revenue Code of 1986, as amended (the "Code"), "Incentive Stock Option" has the meaning assigned to it in Section 422 of the Code and "Non-Qualified Option" means an Option which is not intended to qualify as an Incentive Stock Option.

            The Plan shall be treated as an amendment to and restatement of the 1984 Employee Stock Option Plan of OpenROUTE Networks, Inc. As amended and restated the Plan shall apply to options issued by the Company on or after the date of such amendment of the Plan, but the amendments to the Plan shall apply to any option issued prior to such amendments if and only to the extent that the agreement pursuant to which such option was issued is amended in writing to adopt the amended terms of the Plan.

            2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors of the Company (the "Board"), except to the extent the Board of Directors delegates its authority to a committee of the Board of Directors. The Board may appoint a committee (the "Committee") of two or more of its members to administer this Plan. All references in this Plan to the Administrator shall mean the Board, unless it has delegated its authority to the Committee, in which event Administrator shall mean the Committee. With respect to the grants of Options to Directors, officers and beneficial owners of more than 10% of a class of equity security registered pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Plan shall be administered in such manner as will ensure compliance with Rule 16b-3, promulgated pursuant to Section 16 of the 1934 Act, (or any successor rule) ("Rule 16b-3").

            Subject  to  the  terms  of  the  Plan,  the  Administrator,  if  so appointed, shall have authority to determine the persons to whom Options shall be granted, the number of shares covered by each Option, the price per share specified in each Option, the time or times at which Options shall be granted and the terms and provisions of the instruments by which Options shall be evidenced, but the foregoing provisions shall not give the Administrator authority to alter the terms and provisions of Director Options as provided in Paragraph 3B below. The Administrator is authorized to interpret the provisions of the Plan or of any Option or Option agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan, provided, however, that all such interpretations, rules and determinations shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as Incentive Stock Options. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

            3.    ELIGIBLE PARTICIPANTS AND DIRECTOR OPTIONS.

            A. ELIGIBLE EMPLOYEES AND CONSULTANTS. Subject to the limitations contained in Paragraph 2, Options may be granted to any officer, other employee or consultant of the Company or any subsidiary. Incentive Stock Options may only be granted to employees. Non-Qualified Options may be granted to officers, other employees and consultants. Those Directors of the Company who are neither employees nor consultants may not be granted Options under the Plan, except as provided in Subparagraph B below. Granting of any Option to an employee or consultant shall neither entitle him to, nor disqualify him from, participation in any other grant of options.

            B. ELIGIBLE DIRECTORS AND DIRECTOR OPTIONS. Each Director of the Company who is elected as a Director of the Company by the stockholders of the Company or by the Board of Directors on or after May 14, 1992, and who has not previously been a Director of the Company, provided such Director is not an employee or consultant of the Company at such time of election, shall be granted as of the date of such election (the "Director Grant Date"), an option to purchase five thousand (5,000) shares of Common Stock (as defined below) (a "Director Option"), which number of shares shall be subject to adjustment in accordance with Paragraph 15 hereof.

            (1) VESTING OF DIRECTOR OPTIONS. Each Director Option shall become exercisable as to twenty-five percent (25%) of the shares subject thereto on each anniversary of the Director Grant Date for such Director Option, provided, however, if the annual meeting of stockholders (or special meeting in lieu thereof) in any calendar year subsequent to the Director Grant Date is held prior to but within two months of the anniversary of the Director Grant Date in such calendar year, then such Director Option shall become exercisable as to twenty-five percent (25%) of the shares subject thereto on the date of the annual meeting of stockholders (or special meeting in lieu thereof) (whether or not such Director is reelected at such meeting) in such calendar year in lieu of the vesting that would otherwise occur on the anniversary of the Director Grant Date in such calendar year, which rights shall be cumulative, but in no event shall a Director Option be exercisable for more than five thousand (5,000) shares of Common Stock, subject to adjustment in accordance with Paragraph 15 hereof.

            (2) OPTION PRICE OF DIRECTOR OPTIONS. The price per share for each Director Option shall be the fair market value per share of the Common Stock on the Director Grant Date, determined in accordance with Paragraph 6 below.

            (3) TERM OF DIRECTOR OPTIONS. Subject to earlier termination as provided below, including, without limitation, in Paragraph 18, each Director

Option shall expire ten years from the Director Grant Date.

            (4) TERMINATION FOR REASONS OTHER THAN CAUSE, DEATH OR Disability. If a Director should cease to be a Director of the Company other than by reason of death or Disability (as defined in Paragraph 11 below) or a termination "for cause" (as defined in subparagraph 3B(7) below), no further installments of his Director Option shall become exercisable, and his Director Option shall terminate after the passage of three (3) months from the date he should cease to be a Director, but in no event later than ten years from the Director Grant Date. The provisions of the preceding sentence shall apply to a Director who becomes disabled or dies after ceasing to be a Director, provided, however, in the case of a Director's death within three (3) months after ceasing to be a Director, the Director's Survivors (as defined below) may exercise the Director Option within one (1) year after the date of the Director's death, but in no event later than ten years from the Director Grant Date.

            (5) DEATH. In the event of the death of a Director to whom a Director Option has been granted hereunder, while a Director of the Company, such Option may be exercised by any person or persons who acquired the Director's rights to the Option by will or by the laws of descent and distribution (the "Director's Survivors") (a) to the extent exercisable but not exercised on the date of death; and (b) to the extent of a pro rata portion of any additional rights as would have accrued had the Director not died prior to the end of the accrual period which next ends following the date of death. The prorating shall be based upon the number of days of such accrual period prior to the Director's death. If the Director's Survivors wish to exercise the Director Option, they must take all necessary steps to exercise the Director Option within one (1) year after the date of death of the Director, notwithstanding that the decedent might have been able to exercise the Director Option as to some or all of the shares on a later date if he had not died and had continued to be a Director, but in no event later than ten years from the Director Grant Date.

            (6) TERMINATION FOR DISABILITY. A Director who ceases to be a Director of the Company by reason of Disability may exercise a Director Option granted to him within one (1) year after the date he became disabled (a) to the extent that the right to purchase shares has accrued on the date of his Disability; and (b) to the extent of a pro rata portion of any additional rights as would have accrued had the Director not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability. A Disabled Director or his representative may exercise such rights only within a period of not more than one (1) year after the date that the Director became Disabled or, if earlier, within the originally prescribed term of the Director Option. "Disability" or "Disabled" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and the Director, in which case such procedure shall be used for such determination). If requested, the Director shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

            (7) REMOVAL FOR CAUSE. If a Director is removed from his position as a Director "for cause," then to the extent unexercised, his Director Option will immediately be forfeited as of the date he is notified his service is terminated "for cause." For purposes of this Paragraph 3.B(7) only (and not for any other purpose, including, without limitation, any right of the Board of Directors or stockholders of the Company to remove a Director for cause), "cause" shall mean only (i) conviction of a felony or (ii) declaration of unsound mind by order of court.

            (8) RIGHTS OF DIRECTOR. Nothing in this Plan shall be deemed to give any Director the right to continue as a Director of the Company for any period of time.

            (9) INAPPLICABLE PARAGRAPHS. The provisions of Paragraphs 9, 10, 11 and 12 below shall not apply to Director Options.

            4. STOCK. The stock subject to the Options shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 3,300,000, subject to adjustment as provided in Paragraph 15. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto, shall again be available for grants of Options under the Plan. The shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

            5. GRANTING OF OPTIONS. Options may be granted under the Plan at any time and prior to April 2, 2001, which is ten years from the date of approval of the Plan by the Board. The Administrator shall specify at the time of each grant of an Option under the Plan whether such Option is an incentive stock option. Except as otherwise provided in Paragraph 3B, the date of grant of an Option under the Plan will be the date specified by the Administrator at the time it awards the Option, provided, however, that such date shall not be prior to the date of award. Notwithstanding any other provisions of this Plan, the Administrator may authorize the grant of an Option to a person not then an employee or consultant of the Company or of a subsidiary. The actual grant of such Option, however, shall be conditioned upon such person becoming an employee or consultant, as the case may be, at or prior to the time of the execution of the Option agreement evidencing such Option.

            6. MINIMUM OPTION PRICE. The price per share specified in each Option granted under the Plan shall be as follows:

                  A. The price per share specified in each  Non-Qualified  Stock
            Option granted under the Plan shall in no event be less than 50% of the fair market value per share of Common Stock on the date of such grant.

                  B. The price  per  share  specified  in each  Incentive  Stock
            Option granted under the Plan shall not be less than the fair market value per share of the Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning, directly or by reason of the applicable attribution rules in
            Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or a subsidiary, the Option price per share of the shares covered by each Option shall be not less than one hundred ten percent (110%) of the said fair market value on the date of grant.

                  C. In no event shall the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable (under all plans of the Company and any subsidiaries) for the first time by an employee in any calendar year exceed $100,000, provided that this subparagraph C shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as Incentive Stock Options to qualify as Incentive Stock Options pursuant to Section 422 of the Code.

            For purposes of this Plan, "fair market value" with respect to a share of Common Stock, shall mean the average of the daily market prices for the period of 10 consecutive trading days ending immediately prior to the applicable date. The market price for each such trading day shall be the last sale price on such day on the New York Stock Exchange, or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such trading day shall be the last sale reported on the NASDAQ National Market System as published in The Wall Street Journal or, if no such sale is so reported, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation system, or, if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Administrator or, if there is no such system, as furnished by any member of the National Association of Securities Dealers, selected by the Administrator. If the Company's stock is not then publicly traded, the fair market value shall be deemed to be the fair value of the Common Stock as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

            7. OPTION DURATION. Subject to earlier termination as provided in Paragraphs 9, 10, 11, 12 and 18, and except as otherwise provided in Paragraph 3B, each Option shall expire on the date specified by the Administrator, but not more than ten years from the date of grant, provided, however, that for optionees who own more than 10% of the total combined voting power of all classes of share capital of the Company or a subsidiary, each Option other than a Director Option shall terminate not more than five (5) years from the date of the grant. Subject to Paragraph 17, the Administrator may extend the term of any previously granted Option other than a Director Option provided that such Option, as extended, expires within ten years of its original date of grant.

            8. EXERCISE OF OPTION. Subject to the provisions of Paragraphs 9, 10, 11, 12, 13, 14 and 18, and except as otherwise provided in Paragraph 3B, each Option granted under the Plan shall be exercisable ("vest") as follows:

                  A. The Option shall either be fully  exercisable upon grant or shall become exercisable thereafter in such installments as the Administrator may specify.

                  B. Once an  installment  becomes  exercisable  it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Administrator.

                  C. Each Option may be exercised from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, but no Option granted before January 28, 1987 and qualifying as an Incentive Stock Option may be exercised while there is outstanding any stock option to acquire shares of the Company's stock, whether under this Plan or any other plan, which was granted earlier than the Option in question and which qualifies as an Incentive Stock Option.

                  D. The  Administrator  shall have the right to accelerate  the date any installment of any Option may be exercised, other than an installment of a Director Option, provided further that the
            Administrator shall not accelerate the exercise date of any installment of any Option granted to an optionee as an Incentive Stock Option (and not previously converted into a Non-Qualified Option pursuant to Paragraph 23) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.C., unless the optionee shall have consented to such acceleration.

                  E. If any Option or Options by its or their terms are exercisable at a particular time but cannot be exercised at such time as a result of the restrictions upon exercise described in subparagraph C above, the Company shall, upon an optionee's request and subject to the following condition, accelerate the date of exercise of any Options (in the order of their respective dates of grant) for that aggregate number of shares which is equal to that number of shares under the Option or Options which cannot be exercised as a result of said restrictions. In consideration and as a condition of such acceleration, the Company shall have the right upon termination of the optionee's employment with the Company for any reason, other than by reason of death, to repurchase that number of shares equal to the amount by which (a) the total number of shares which optionee shall have purchased pursuant to all Options granted to him under the Plan, including without limitation Options the exercisability of which has been accelerated as aforesaid, exceeds (b) the number of shares under all of the optionee's Options under the Plan which the optionee would have been entitled to purchase at such time if there were no such restrictions on exercise and if there had been no such acceleration. The shares subject to repurchase by the Company shall be that portion of the shares purchased by the optionee which caused such excess to occur, and the repurchase price per share to be paid by the Company shall be equal to the purchase price per share paid by the optionee for such shares. The Company, in its discretion, may elect to repurchase any or all of such shares. For purposes of determining which shares are subject to repurchase by the Company, shares purchased pursuant to a simultaneous exercise of more than one Option will be considered purchased in the order of the dates of grant of the respective Options under which they are purchased and, with respect to shares purchased pursuant to the exercise of the same Option, in the order of the dates on which portions of such Options became exercisable.

            The Company shall have the right to exercise such right of repurchase by giving written notice to the optionee within sixty
            (60) days after the expiration of any period after the optionee ceases to be employed by the Company during which the optionee may exercise any portion of the optionee's Options, specifying in such notice the number of shares which it has elected to repurchase. Within fifteen (15) days after receipt of the Company's notice, the optionee shall deliver to the Company a certificate or certificates, duly endorsed or accompanied by a duly executed stock power or stock powers, representing the shares being repurchased by the Company. As soon thereafter as practicable, the Company shall mail or otherwise transmit to the optionee a bank check for the aggregate repurchase price for the shares which the Company has repurchased. If the optionee shall fail timely to deliver the certificate or certificates representing such shares, such shares shall nonetheless be deemed cancelled as of the expiration of such fifteen-day period and all rights of the optionee as a shareholder of the Company with respect to such shares shall cease and determine, whereupon the optionee, with respect to such shares, shall have only the right to receive payment of the repurchase price for such shares.

            The purchase by an optionee of any shares pursuant to any portion of an Option which has been accelerated will be deemed to constitute the consent of the optionee to the provisions of this Paragraph 8E. If, without the prior written consent of the Company, an optionee sells, assigns, pledges, hypothecates or otherwise transfers, or attempts to sell, assign, pledge, hypothecate or otherwise transfer, whether voluntarily or by operation by law or by order of any court or otherwise, any shares so long as they are subject to the Company's right of repurchase, the Company shall at any time thereafter be entitled to exercise its right to repurchase such shares as if the optionee's employment with the Company had terminated for a reason other than death of the optionee. In any event, such shares shall remain subject to the Company's right of repurchase in the hands of any holder to the same extent as if the optionee were to continue to hold them. The Company may instruct its transfer agent not to effect transfers contrary to such restriction and each certificate representing shares subject to the Company's right to repurchase shall bear a legend substantially in the following form:

                  "The shares represented by this certificate are subject to the right of the Company to repurchase such shares, and the Company shall have the right to repurchase such shares if they are purportedly sold, assigned, pledged, hypothecated or otherwise transferred without the prior written consent of the Company. In any event, such shares shall remain subject to the Company's right of repurchase in the hands of any holder. The repurchase rights of the Company and the terms of such transfer restriction are set forth in Paragraph 8E of the Company's Restated 1991 Stock Option Plan, a copy of which paragraph may be obtained by written request to the Company's principal office without charge."

            Neither the absence of such a legend on a certificate representing shares subject to the Company's right of repurchase nor the failure of the Company to give any such instructions to its transfer agent shall affect the Company's right of repurchase.

            Any certificate representing shares subject to the right of the Company to repurchase such shares and also shares not subject to such repurchase right shall be exchangeable for a certificate representing the number of shares subject to such repurchase right bearing such legend and a separate certificate representing the balance of such shares not subject to such repurchase right. The Company shall also issue a certificate without such legend representing shares purchased pursuant to an Option as to which the repurchase right shall have lapsed, upon surrender to the Company of the certificate for such shares bearing such legend. Any purported sale, assignment, pledge, hypothecation or other transfer in violation of this Paragraph 8E shall be void and ineffectual and shall not operate to transfer any interest or title.

            9. TERMINATION OF EMPLOYMENT OR CONSULTING. Except as the Administrator may otherwise determine, if an optionee ceases to be employed or retained by the Company or any subsidiary other than by reason of death or

Disability (as defined in Paragraph 11 below) or a termination "for cause", no further installments of his Options shall become exercisable, and his Options shall terminate after the passage of three (3) months from the date of termination of his employment, but in no event later than on their specified expiration dates. In no event may an Option agreement provide, if the Option is intended to be an Incentive Stock Option, that the time for exercise be later than three (3) months after the optionee's termination of employment except as otherwise provided in the following paragraph of this Paragraph 9 and in Paragraphs 10 and 11. Whether leave of absence by approval of the Company or by reason of military or governmental service constitutes employment for purposes of the Plan shall be conclusively determined by the Administrator. Nothing in the Plan shall be deemed to give any optionee the right to be retained in employment by or as a consultant to the Company or its subsidiaries for any period of time.

            The provisions of this Paragraph 9, and not the provisions of Paragraph 10 or 11, shall apply to an optionee who subsequently becomes disabled or dies after the termination of employment or consultancy, provided, however, in the case of an optionee's death within three (3) months after the termination of employment or consulting, the Optionee's Survivors (as defined below) may exercise the Option within one (1) year after the date of the optionee's death, but in no event after the date of expiration of the term of the Option.

            Notwithstanding anything herein to the contrary, if subsequent to an optionee's termination of employment or consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the optionee's termination, the optionee engaged in conduct which would constitute "cause", then such optionee shall forthwith cease to have any right to exercise any Option.

            Options granted under the Plan shall not be affected by any change of employment or other service within or among the Company and any subsidiaries, so long as the optionee continues to be an employee or consultant of the Company or any subsidiary, provided, however, if an optionee's employment by either the Company or a subsidiary should cease (other than to become an employee of a subsidiary or the Company), such termination shall affect the optionee's rights under any Option granted to such optionee in accordance with the terms of the Plan and the pertinent Option agreement.

            10. DEATH. Except as otherwise provided in the pertinent Option agreement, in the event of the death of an optionee to whom an Option has been granted hereunder, while the optionee is an employee or consultant of the Company or of a subsidiary, such Option may be exercised by any person or persons who acquired the optionee's rights to the Option by will or by the laws of descent and distribution (the "Optionee's Survivors"):

                  A. to the extent exercisable but not exercised on the date of death; and

                  B. in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the optionee not died prior to the end of the accrual period which next ends following the date of death. The prorating shall be based upon the number of days of such accrual period prior to the optionee's death.

            If the Optionee's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such optionee, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the shares on a later date if he had not died and had continued to be an employee or consultant or, if earlier, within the originally prescribed term of the Option.

            11. DISABILITY. Except as otherwise provided in the pertinent Option agreement, an optionee who ceases to be an employee of or consultant to the Company or of a subsidiary by reason of Disability may exercise any Option granted to such optionee:

                  A. to the extent that the right to purchase shares has accrued on the date of his Disability; and

                  B. in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the optionee not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

            "Disability" or "Disabled" means permanent and total disability as defined in Section 22(e)(3) of the Code.

            A Disabled optionee or his or her representative (except in the case of Incentive Stock Options, only as permitted by Section 422(b)(5) of the Code) may exercise such rights only within a period of not more than one (1) year after the date that the optionee became Disabled or, if earlier, within the originally prescribed term of the Option.

            The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such optionee, in which case such procedure shall be used for such determination). If requested, the optionee shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

            12. TERMINATION FOR CAUSE. Except as otherwise provided in the pertinent Option agreement, the following rules apply if the optionee's service (whether as an employee or consultant) is terminated "for cause" prior to the time that all of his outstanding Options have been exercised:

                  A. All outstanding and unexercised  Options as of the date the optionee is notified his service is terminated "for cause" will immediately be forfeited, unless the Option agreement provides otherwise.

                  B. For purposes of this Plan,  "cause"  shall  include (but is not limited to) dishonesty with respect to the employer or entity retaining the consultant, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any subsidiary. The determination of the Administrator as to the existence of cause will be conclusive on the optionee and the Company.

                  C. "Cause" is not limited to events which have occurred  prior to a optionee's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to an optionee's termination of service but prior to the exercise of an Option, that either prior or subsequent to the optionee's termination the optionee engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

                  D. Any definition in an agreement between the optionee and the
            Company or a subsidiary, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such optionee.

            13. ASSIGNABILITY. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or if such Option is not an Incentive Stock Option, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and during the lifetime of the optionee each Option shall be exercisable only by him or his legal representative, except in the case of Incentive Stock Options, only as permitted by Section 422(b)(5) of the Code. Such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise, except as provided above) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

            14. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by agreements (which need not be identical) in such forms as the Administrator may from time to time approve. Such agreements shall conform to the terms and conditions set forth in Paragraphs 3 and 6 through 13 hereof and may contain such other provisions, as the Administrator deems advisable, which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options other than Director Options.

            15. ADJUSTMENTS. Upon the happening of any of the following described events, an optionee's rights with respect to Options granted hereunder shall be adjusted as hereinafter provided:

                  A. In the event shares of Common Stock shall be  subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of common stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

                  B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise and cash in lieu of fractional shares.

            Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Paragraph 4 hereof which are subject to Options which have heretofore been or may hereafter be granted under the Plan and the number of shares specified in Paragraph 3B shall also be appropriately adjusted to reflect the events specified in subparagraphs A and B above. The Administrator shall determine the adjustments to be made under this Paragraph 15, and its determination shall be conclusive.

            16. MERGERS AND CONSOLIDATIONS. Unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or
(ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

            17. MODIFICATION OF INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of this Plan, any adjustments or changes made with respect to Incentive Stock Options shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Administrator determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments notwithstanding any other provision of this Plan, unless the holder of an Incentive Stock Option specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his income tax treatment with respect to the Incentive Stock Option.

            18. DISSOLUTION OR LIQUIDATION OF THE COMPANY. Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of an optionee or an Optionee's Survivors or a Director's Survivors have not otherwise terminated and expired, the optionee or the Optionee's Survivors or the Director's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the right to purchase shares has accrued under the Plan as of the date immediately prior to such dissolution or liquidation.

            19. EXERCISE OF OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, together with the tender of the full purchase price for the shares as to which such Option is being exercised, and upon compliance with any other condition set forth in the Option agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option agreement. Full payment of the purchase price for the shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator for any Option other than a Director Option, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, determined in good faith by the Board of Directors of the Company, or (c) at the discretion of the Administrator for any Option other than a Director Option, in such other manner as constitutes valid consideration in accordance with applicable law, or
(d) at the discretion of the Administrator for any Option other than a Director Option, by any combination of (a), (b) and (c) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an Incentive Stock Option as is permitted by Section 422 of the Code.

            The Company shall then deliver the shares as to which such Option was exercised to the optionee (or to the Optionee's Survivors or the Director's Survivors, as the case may be) reasonably promptly. In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the shares prior to their issuance. The shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully-paid non-assessable shares.

            The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or similar rights for which the record date is after the exercise of the Option but before the date such stock certificate is issued, except as provided in Paragraph 15B. In no event shall a fraction of a share be purchased or issued under the Plan.

            20. PURCHASE FOR INVESTMENT. Unless the offering and sale of the shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "Act"), the Company shall be under no obligation to issue the shares covered by such exercise unless and until the following conditions have been fulfilled:

                  A. The person(s) who exercise such Option shall warrant to the
            Company, at the time of such exercise or receipt, as the case may be, that such person(s) are acquiring such shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the person(s) acquiring such shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their shares issued pursuant to such exercise or such grant:

                  "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

                  B. The Company  shall have  received an opinion of its counsel that the shares may be issued upon such particular exercise in compliance with the Act without registration thereunder.

            The Company may delay issuance of the shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

            21. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including, without limitation, securities) of the Company.

            22. FRACTIONAL SHARES. No fractional share shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional share equal to the fair market value thereof determined in good faith by the Board of Directors of the Company.

            23.  CONVERSION  OF  INCENTIVE  STOCK  OPTIONS  INTO   NON-QUALIFIED
OPTIONS: TERMINATION OF INCENTIVE STOCK OPTIONS. The Administrator, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Company or a subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the optionee) may impose such conditions on the exercise of the resulting
Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

            24. TERM AND AMENDMENT OF PLAN. The Plan was initially adopted by the Board on April 6, 1984 and was readopted by the Board as a new Plan on April 3, 1991, each time subject to its becoming effective upon approval by the holders of a majority of the outstanding shares of Common Stock of the Company. The Plan shall expire on April 2, 2001 (except as to Options outstanding on that date). The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding options granted under the Plan or options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the Plan under Rule 16b-3, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding options granted, or options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any Incentive Stock Options or requires stockholder approval in order to ensure the qualification of the Plan under Rule 16b-3 shall be subject to obtaining such stockholder approval. Notwithstanding any other provision hereof, the provisions of Paragraph 3B shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Any modification or amendment of the Plan shall not, without the consent of an optionee, affect his rights under an option previously granted to him. With the consent of the optionee affected, the Administrator may amend outstanding Option agreements in a manner not inconsistent with the Plan.

            25. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

            26. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

            27. WITHHOLDING. Upon the exercise of a Non-Qualified Option for less than its fair market value, the making of a Disqualifying Disposition (as defined in Paragraph 28) or the vesting of restricted Common Stock acquired on the exercise of an Option hereunder, the Company may withhold from the optionee's wages, if any, or other remuneration, or may require the optionee to pay additional federal, state, and local income tax withholding and employee contributions to employment taxes in respect of the amount that is considered compensation includable in such person's gross income. The Administrator in its discretion may condition the exercise of an Option for less than its fair market value or the vesting of restricted Common Stock acquired by exercising an Option on the grantee's payment of such additional income tax withholding and employee contributions to employment taxes.

            28. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such shares before the later of (a) two years after the date the employee was granted the Incentive Stock Option, or (b) one year after the date the employee acquired shares by exercising the Incentive Stock Option, except as otherwise provided in Section 424(c) of the Code. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

            29. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the law of the Commonwealth of Massachusetts.

            30. GENDER. Wherever reference is made herein to the male, female or neuter genders, such reference shall be deemed to include any of the other genders as the context may require.

3680P
72119.1